SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  June 19, 2001



                           Circuit Research Labs, Inc.
             (Exact name of registrant as specified in its charter)



                                     Arizona
                 (State or other jurisdiction of incorporation)

                0-11353                            86-0344671
      (Commission File Number)           (IRS Employer Identification No.)


                             2522 West Geneva Drive
                              Tempe, Arizona 85282
               (Address of principal executive offices)(Zip Code)



                                 (602) 438-0888
                         (Registrant's telephone number)

Item 4.  Changes in Registrant's Certifying Accountant

     On June 19, 2001, the Company's Board of Directors approved a recommendation from the Audit Committee of the Company's Board of Directors (the "Audit Committee") that the Company's independent public accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"), be dismissed and that the independent public accounting firm of Altschuler, Melvoin and Glasser LLP be engaged, effective as of June 26, 2001, to audit the Company's consolidated financial statements for the year ending December 31, 2001. The Audit Committee was formed in August 1985 and is responsible for recommending selection of the Company's independent public accountants. The Audit Committee solicited proposals to render accounting and tax services to the Company from several independent public accounting firms.

    During the two most recent fiscal years, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in connection with their reports.

    No report of Deloitte & Touche on the financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles.


Item 7.  Exhibits

Exhibit No. 16.1   Letter on Change in Certifying Accountant, dated June 26,
                   2001, from Deloitte & Touche LLP to the Securities and
                   Exchange Commission.


                   June 26, 2001

                   Securities and Exchange Commission
                   Mail Stop 11-3
                   450 5th Street, N.W.
                   Washington, D.C. 20549

                   Dear Sirs/Madams:

                   We have read and agree with the comments in Item 4 of Form 8-K of Circuit Research Labs, Inc. dated June 19, 2001.

                   Yours truly,
                   Deloitte & Touche, LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CIRCUIT RESEARCH LABS, INC.



Date: June 26, 2001                   By : /s/ Charles Jayson Brentlinger
                                           Charles Jayson Brentlinger
                                           President

                                        3